As filed with the Securities and Exchange Commission on May 6, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CNO Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-3108137 (I.R.S. Employer Identification No.)

11299 Illinois Street, Suite 200
Carmel, Indiana 46032
(317) 817-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew J. Zimpfer, Esq.
Executive Vice President and General Counsel
11299 Illinois Street, Suite 200
Carmel, Indiana 46032
Tel.: (317) 817-2893
Fax: (317) 817-5948
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
John M. Schwolsky
Benjamin Nixon
Anne L. Barrett
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Tel: (212) 728-8000
Fax: (212) 728-8111
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CNO Financial Group, Inc.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
We may offer and sell, from time to time, in one or more offerings, any of the following securities:
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debt securities, in one or more series, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities;

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shares of our common stock;

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shares of our preferred stock;

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depositary shares;

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warrants to purchase our debt, common or preferred equity securities;

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purchase contracts;

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units; or

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any combination of these securities.

In addition, certain selling stockholders may, from time to time, offer and sell shares of our common stock or preferred stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering.
Our common stock is listed on the New York Stock Exchange under the symbol “CNO.” Each prospectus supplement will indicate if the securities offered thereby will be listed on a securities exchange.
This prospectus provides a general description of these securities. We will provide the specific terms of the securities, including the names of any selling stockholders, if applicable, in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any applicable prospectus supplement, carefully before you invest.
Investing in these securities involves risks. See the information included and incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” on page 6 of this prospectus and in our most recent annual report on Form 10-K (as it may be updated in any subsequently filed quarterly reports on Form 10-Q) filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 6, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed on Form S-3 with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. In addition, certain selling stockholders may, from time to time, offer and sell shares of our common stock or preferred stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the names of any selling stockholders, if applicable, and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. We also include in the prospectus supplement or any free writing prospectus where applicable, information about material United States federal income tax considerations relating to the securities. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement and any free writing prospectus, you should rely on the information in the prospectus supplement and any free writing prospectus. You should read both this prospectus and any prospectus supplement and any free writing prospectus together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information” below.
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus filed with the SEC. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus and the applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.
As used in this prospectus, unless otherwise specified or unless the context indicates otherwise, references in this prospectus to “CNO Financial Group,” “CNO,” the “Company,” “we,” “us,” and “our” refer to CNO and its subsidiaries on a consolidated basis or, when the context requires otherwise, our Predecessor (as defined below) and its subsidiaries on a consolidated basis.
CNO became the successor to Conseco, Inc., an Indiana corporation (our “Predecessor”), in connection with a bankruptcy reorganization which became effective on September 10, 2003 (the “Effective Date”). Our Predecessor was organized in 1979 and commenced operations in 1982.
References to “this prospectus” refer to this prospectus and any applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
CNO files reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including CNO. CNO’s common stock is listed and trading on the New York Stock Exchange (the “NYSE”) under the symbol “CNO.”
We have filed with the SEC a registration statement on Form S-3 with respect to the securities covered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities covered by this prospectus, reference is made to the registration statement and to the exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are necessarily not complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respect by reference to the document to which it refers.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
In this prospectus, CNO “incorporates by reference” the information that it files with the SEC, which means that CNO can disclose important information to you by referring you to a document that it filed with the SEC. The information so incorporated by reference is considered to be a part of this prospectus, and information that CNO files later with the SEC will automatically update and supersede this information. Any information contained in this prospectus updates and, where applicable, supersedes the information in the documents incorporated by reference herein listed below. CNO incorporates by reference the documents listed below and any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any Current Reports on Form 8-K containing any disclosure pursuant to Item 2.02 or Item 7.01 unless otherwise indicated), after the date of this prospectus and until the settlement of the offering(s) to which this prospectus relates:
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Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”);

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;

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The description of the shares of common stock contained in our Registration Statement on Form 8-A, dated September 10, 2003, relating to the registration of the shares of CNO’s common stock;

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The portions of the Definitive Proxy Statement filed on March 27, 2024 incorporated by reference into Part III of our 2023 Form 10-K; and

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Current Report on Form 8-K filed on February 13, 2024 (only with respect to the Item 5.02 information).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
CNO will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to CNO at Investor Relations, CNO Financial Group, Inc., 11299 Illinois Street, Suite 200, Carmel, Indiana 46032, phone number (317) 817-6100. You may also obtain the documents incorporated by reference into this prospectus as of the date hereof at CNO’s website, www.CNOinc.com. All other information contained on or accessible through CNO’s website is not a part of this document, and any references to CNO’s website are intended to be inactive textual references only.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Our statements, trend analyses and other information contained in this prospectus and the documents incorporated by reference relative to markets for CNO’s products and trends in CNO’s operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic,” “guidance,” “outlooks” “sustainable” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other “forward-looking” information based on currently available information. The “Risk Factors” section of our 2023 Form 10-K, which is incorporated by reference into this prospectus, provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:
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general economic, market and political conditions and uncertainties, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so;

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the impact of pandemics, including the novel coronavirus pandemic, and major public health issues and the resulting financial market, economic and other impacts;

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exposure to interest rate risk, including interest rate volatility, may negatively impact our results of operations, financial position or cash flow;

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future investment results, including the impact of realized losses (including other-than-temporary impairment charges) may diminish the value of our invested assets and negatively impact our profitability, our financial condition and our liquidity;

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the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject;

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our ability to make anticipated changes to certain non-guaranteed elements of our life insurance products;

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our ability to obtain adequate and timely rate increases on our health products, including our long-term care business;

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the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries;

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mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates, changes in the health care market and other factors which may affect the profitability of our insurance products;

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the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value;

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our assumption that the positions we take on our tax return filings will not be successfully challenged by the Internal Revenue Service;

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changes in accounting principles and the interpretation thereof;

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our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements;

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our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition;

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our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs;

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changes in capital deployment opportunities;

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our ability to maintain effective controls over financial reporting and modeling;

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our ability to continue to recruit and retain productive agents and distribution partners;

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customer response to new products, distribution channels and marketing initiatives;

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inflation or other unfavorable economic or business conditions may impact the sales and persistency of insurance products, a portion of our insurance policy benefits affected by increased medical coverage costs and various selling, general and administrative expenses;

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our ability to maintain the financial strength ratings of CNO and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital, and the cost of capital;

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regulatory changes or actions, including: those relating to regulation of the financial affairs of our insurance companies, such as the calculation of risk-based capital and minimum capital requirements, and payment of dividends and surplus debenture interest to us; regulation of the sale, underwriting and pricing of products; health care regulation affecting health insurance products; and privacy laws and regulations;

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changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets;

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availability and effectiveness of reinsurance arrangements, as well as the impact of any defaults or failure of reinsurers to perform;

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the performance of third party service providers (both domestic and international) and potential difficulties arising from outsourcing arrangements;

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expectations for the growth rate of sales, collected premiums, annuity deposits and assets;

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interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;

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events of terrorism, natural disasters or other catastrophic events, including potential adverse impacts from climate change which may increase the frequency or severity of weather-related disasters;

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cyber-security attacks, risk of data loss and other security breaches;

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ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; and

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the risk factors or uncertainties listed from time to time in our filings with the SEC.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.
The reporting of risk-based capital measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.

OUR COMPANY
CNO is a holding company for a group of insurance companies that develop, market and administer health insurance, annuity, individual life insurance and other insurance and financial services products.
We focus on serving middle-income pre-retiree and retired Americans, which we believe are attractive, underserved, high growth markets. We sell our products through exclusive agents, independent producers (some of whom sell one or more of our product lines exclusively) and direct marketing. See our consolidated financial statements and accompanying footnotes for additional financial information about the Company and its segments.
We view our operations as three insurance product lines (annuity, health and life) and the investment and fee income segments. Our segments are aligned based on their common characteristics, comparability of profit margins and the way management makes operating decisions and assesses the performance of the business.
We market our insurance products through the Consumer and Worksite Divisions that reflect the customers served by the Company. The Consumer Division serves individual consumers, engaging with them on the phone, virtually, online, face-to-face with agents, or through a combination of sales channels. The Worksite Division focuses on the sale of voluntary benefit life and health insurance products in the workplace for businesses, associations, and other membership groups, interacting with customers at their place of employment and virtually. The Worksite Division also offers a suite of voluntary benefits, benefits administration technology and year-round advocacy services to reduce costs and increase benefits engagement to employers and their employees.
We centralize certain functional areas, including marketing, business unit finance and sales support, among others. We primarily market our products under our three primary brands: Bankers Life, Washington National and Colonial Penn.
Our common stock is publicly traded on the New York Stock Exchange under the symbol “CNO.”
CNO is a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 11299 Illinois Street, Carmel, Suite 200, Indiana 46032, and our telephone number is (317) 817-6100. Our website is www.CNOinc.com. Information on or accessible through our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS
Our business is subject to uncertainties and risks. Before deciding whether to purchase any of our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity, results of operations or prospects could be materially adversely affected by any of these risks and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. In the case of a sale of our common stock by any selling stockholders, we will not receive any of the proceeds from such a sale.

DESCRIPTION OF DEBT SECURITIES
The following is a summary of the general terms of the debt securities and the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture between us and U.S. Bank Trust Company, National Association, as trustee under which the debt securities will be issued. We have filed the indenture governing debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.
We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt, our senior subordinated debt or our subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.
General Terms of the Indenture
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture (see “— Consolidation, Merger or Sale” below), the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Certain U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
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the title of the series of debt securities;

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the series of debt securities;

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whether the debt securities rank as senior debt, senior subordinated debt or subordinated debt or any combination thereof, and the terms of any subordination;

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the terms and conditions, if any, upon which the series of debt securities will be convertible into or exchangeable for other securities;

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whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

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the maturity date(s);

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any currency exchange rate, commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue or the method for determining dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on the series of debt securities will be determined (if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index);

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the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable and the method of such payment, if by wire transfer, mail or other means;

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provisions related to redemption or early repayment of the debt securities of our option;

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provisions related to notice of redemption, which such notice may, at our discretion, be subject to satisfaction of one or more conditions precedent (including, but not limited to, the completion of a transaction or an event such as an equity offering, debt offering or change of control of the Company);

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our obligation, if any, to redeem or purchase any series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the authorized denominations;

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the form of the debt securities and whether the debt securities will be issued in definitive or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

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any depositaries, interest rate calculation agents, bid solicitation agents, conversion or exchange agents, exchange rate calculation agents or other agents with respect to the debt securities;

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any changes in the trustee for such debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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any changes in or additions to the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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the currency of denomination of the debt securities;

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the designation of the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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whether any underwriter(s) will act as market maker(s) for the debt securities;

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the extent to which a secondary market for the debt securities is expected to develop;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

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any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

The applicable prospectus supplement will discuss certain U.S. federal income tax considerations for holders of any debt securities, if any, and the securities exchange or quotation system on which any debt securities are to be listed or quoted, if any.

Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
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the conversion or exchange rate and conversion or exchange price;

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the conversion or exchange period;

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provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange rate; and

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provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale
We cannot consolidate or merge with or into, or sell, lease, transfer or otherwise dispose of all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing entity or (2) the successor person is a corporation, trust, limited liability company, partnership or other entity organized under the laws of the United States or any State thereof or the District of Columbia that expressly assumes our obligations under each series of debt securities and the indenture. In addition, we cannot complete such transaction unless immediately after completing the transaction, no Event of Default (as defined below) under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we shall not be discharged from all our obligations under the debt securities and the indenture except in the case of the sale of all of our assets.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or sale, lease or transfer or other disposition of all or substantially all of our assets.
The applicable prospectus supplement will describe any modifications of this covenant.
Events of Default
The term “Event of Default,” when used in the indenture with respect to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, means any of the following:
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failure to pay interest for 30 days after the date payment is due and payable;

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failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, upon any repurchase, by declaration or otherwise;

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failure to make sinking fund payments, if any, when due in respect of that series;

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failure to perform other covenants (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) for 60 days after notice that performance was required;

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certain events in bankruptcy or insolvency relating to us; or

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any other Event of Default provided in the applicable officers’ certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.
If an Event of Default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series)

of and interest on all of the debt securities of such series to be due and payable immediately. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The holders of not less than a majority in aggregate principal amount of the debt securities of each affected series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.
If an Event of Default relating to certain events in our bankruptcy or insolvency occurs and is continuing, then the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:
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the holder has previously given to the trustee written notice of default and continuance of such default;

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the holders of not less than a majority in principal amount of the outstanding debt securities of that series have requested that the trustee institute the action;

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the requesting holders have offered the trustee indemnity and security satisfactory to it for expenses and liabilities that may be incurred by bringing the action satisfactory to the trustee;

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the trustee has not instituted the action within 60 days of the request; and

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the trustee has not received inconsistent direction by the holders of a majority in principal amount of that series of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture. In addition, we will be required to notify the trustee in writing within 30 days following knowledge of the occurrence of any such default.
Transfer and Exchange
Unless otherwise stated in the applicable prospectus supplement, each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the subheading “— Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
We anticipate that the depositary will follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.
We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
We will make payments of principal of, premium, if any, and interest, if any, on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
We expect that the depositary, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest, if any, on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Discharge, Defeasance and Covenant Defeasance
Discharge.   The indenture provides that we may be discharged from any and all obligations in respect of the debt securities of any series. We will be so discharged if the applicable series of debt securities either has become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that will provide money in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, in accordance with the terms of the indenture and those debt securities.
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, which will be described in the applicable prospectus supplement, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This defeasance may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders and beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, which will be described in the applicable prospectus supplement, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:
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depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
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delivering to the trustee an opinion of counsel to the effect that the holders and beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
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secure any debt securities (or provide additional collateral) and provide the terms and conditions for the release or substitution of the security (or additional collateral);

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evidence the assumption by a successor person of our obligations;

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make any change that would provide any additional rights or benefits to the holders of the debt securities or that does not adversely affect the holders’ rights thereunder in any material respect or to surrender any right or power conferred upon us under the indenture;

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provide for addition of guarantees for the benefit of debt securities of any series or add a guarantor or an additional obligor under the indenture;

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add any additional Events of Default;

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cure any ambiguity or correct any inconsistency or defect in the indenture;

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add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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provide for uncertificated securities in addition to or in place of certificated securities;

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comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

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eliminate any conflict between the terms of the indenture and the Trust Indenture Act;

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provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted;

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evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

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conform any provision of the indenture, the securities of any series or any related security documents to the description of such securities contained in the prospectus, the applicable prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium, if any, on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium, if any, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium, if any, or interest, if any, on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium, if any, and interest, if any, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, if any, or any interest, if any, on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Concerning our Relationship with the Trustee
From time to time, we and our subsidiaries may maintain ordinary banking and credit relationships with U.S. Bank Trust Company, National Association and its affiliates.

DESCRIPTION OF CAPITAL STOCK
Our amended and restated certificate of incorporation authorizes us to issue 8,000,000,000 shares of common stock, par value $0.01 per share, and 265,000,000 shares of preferred stock, par value $0.01 per share. Of the authorized preferred shares, 2,000,000 are designated as Series F Junior Participating Preferred Stock, par value $0.01 per share (“Series F Preferred Stock”). See “— Preferred Stock” and “— Fifth Amended Rights Agreement” below.
The following description of our capital stock is a summary. You should keep in mind, however, that it is our amended and restated certificate of incorporation, including any certificates of designations that are a part of our amended and restated certificate of incorporation, our amended and restated by-laws, the Fifth Amended Rights Agreement and Delaware law, and not this summary, which define your rights as a security holder. There may be other provisions in these documents that are also important to you. We encourage you to read these documents for additional information.
Common Stock
Our common stock is listed on the NYSE under the symbol “CNO.” Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock. All outstanding shares of common stock are fully paid and non-assessable.
In accordance with our Fifth Amended Rights Agreement (defined below), each of our outstanding shares of common stock has associated with it the right to purchase a one one-thousandth of a share of our Series F Preferred Stock and each share of common stock that we issue prior to the earlier of  (i) the date the preferred share purchase rights become exercisable and (ii) the expiration date of the Fifth Amended Rights Agreement, will be issued with an associated preferred share purchase right. See “— Fifth Amended Rights Agreement” below.
Dividends.   Except as otherwise provided by Delaware law or our amended and restated certificate of incorporation, and subject to all rights and preferences of holders of any outstanding shares of preferred stock, holders of common stock share ratably in all dividends and distributions, whether upon liquidation or dissolution or otherwise.
Voting.   Except as otherwise provided by Delaware law or our amended and restated certificate of incorporation and subject to the rights of holders of any outstanding shares of preferred stock, all of the voting power of our stockholders is vested in the holders of our common stock, and each holder of common stock has one vote for each share held by such holder on all matters voted upon by our stockholders.
Notwithstanding the voting rights granted to holders of common stock and preferred stock in our amended and restated certificate of incorporation or in any certificate of designations relating to any preferred stock, the voting rights of any stock held by any holder as of September 10, 2003, the effective date of our predecessor company’s plan of reorganization, are automatically reduced with respect to any particular stockholder vote or action by written consent to the extent, if any, required to avoid a presumption of control arising from the beneficial ownership of voting securities under the insurance statutes or regulations applicable to any of our direct or indirect insurance company subsidiaries, provided that no such reduction reduces such voting rights, without such holder’s written consent:
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by more than the minimum amount required to reduce such voting rights to less than 10% of the aggregate voting rights of all stock entitled to vote or consent with respect to such vote or action, or

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to the extent that such holder’s acquisition of control or deemed acquisition of control of our direct and indirect insurance company subsidiaries has been approved under, or is exempt from the approval requirements of, all insurance statutes and regulations applicable to our direct and indirect insurance company subsidiaries.

Board of Directors.   Except as otherwise provided in our amended and restated certificate of incorporation or any duly authorized certificate of designations of any series of preferred stock, directors are elected in accordance with the procedures and requirements prescribed by our amended and restated by-laws. Our amended and restated by-laws provide that, except in the case of vacancies and newly created directorships resulting from any increase in the total number of directors, each director shall be elected by the vote of the majority of the votes cast (where the number of votes cast “for” a director exceeds the number of votes cast “against” that director) with respect to the directors at any meeting for the election of directors at which a quorum is present, provided that, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.
Other.   Our common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Except as contemplated by our Fifth Amended Rights Agreement, holders of common stock have no preemptive or other rights to subscribe for or purchase additional securities of ours. Shares of our common stock are not subject to calls or assessments.
Preferred Stock
Each of our outstanding shares of common stock has associated with it the right to purchase a one one-thousandth of a share of our Series F Preferred Stock and each share of common stock that we issue prior to the earlier of the date such preferred share purchase rights become exercisable and the expiration date of the Fifth Amended Rights Agreement will be issued with an associated preferred share purchase right. See “— Fifth Amended Rights Agreement” below.
Fifth Amended Rights Agreement
On November 10, 2023, CNO entered into a Fifth Amended and Restated Section 382 Rights Agreement (as amended, the “Fifth Amended Rights Agreement”), with Equiniti Trust Company, LLC, as rights agent (the “Rights Agent”), which became effective on November 13, 2023. Our board of directors had previously declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock that was paid to the stockholders of record as of the close of business on January 30, 2009 pursuant to that certain Section 382 Rights Agreement, dated as of January 20, 2009, which agreement was amended and restated and then approved by our shareholders several times, most recently at the 2022 annual meeting.
The Fifth Amended Rights Agreement is intended to help protect the Company’s tax net operating loss carryforwards (“NOLs”). Our board of directors may redeem the Rights, as discussed more fully below. The Fifth Amended Rights Agreement is intended to act as a deterrent to any person (other than an Exempted Person (as defined below) or any person who has the status of a Threshold Holder (as defined below) on the date of the Fifth Amended Rights Agreement so long as such person does not increase its ownership above an additional 1% of Company 382 Securities (as defined below) then outstanding) from becoming or obtaining the right to become, a person who or which, together with all affiliates and associates of such person, is the beneficial owner of 4.99% or more of the shares of our common stock or any other class of Company 382 Securities then outstanding (each such person, a “Threshold Holder”), without the approval of our board of directors.
The Rights.   Pursuant to the Fifth Amended Rights Agreement, each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series F Preferred Stock of the Company at a price of $110.00 per one one-thousandth of a share of Series F Preferred Stock (as the same may be adjusted, the “Purchase Price”). The description and terms of the Rights are as set forth in the Fifth Amended Rights Agreement.
Until the close of business on the earlier of (i) the tenth business day after the first date of a public announcement that a person (other than an Exempted Person or Grandfathered Person (as defined below)) or group of affiliated or associated persons (an “Acquiring Person”) has become a Threshold Holder or (ii) the tenth business day (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer, the consummation of which would result in any person (other than an Exempted Person) becoming an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”), the Rights will be evidenced by the shares of our common stock represented by the certificates for our common stock or uncertificated book entry shares outstanding as of the record date, together with a copy of the summary of rights disseminated in connection with the original dividend of Rights. Notwithstanding the foregoing, our board of directors may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Fifth Amended Rights Agreement.
The Fifth Amended Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), new common stock certificates issued after the record date will contain a notation incorporating the Fifth Amended Rights Agreement by reference and, with respect to any uncertificated book entry shares issued after the record date, proper notice will be provided that incorporates the Fifth Amended Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of shares of our common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of our common stock (or uncertificated book entry shares) outstanding as of the record date, even without a notation incorporating the Fifth Amended Rights Agreement by reference (or such notice, in the case of uncertificated book entry shares) or a copy of the summary of rights included in connection with the Fifth Amended Rights Agreement, will also constitute the transfer of the Rights associated with the shares of our common stock represented by such certificate or uncertificated book entry shares, as the case may be. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
Certain Definitions
“Approved Acquisition” means (i) any acquisition of Company 382 Securities that would cause a person to qualify as a Threshold Holder and that is approved in advance by our board of directors, or (ii) a conversion (or other exchange) of Company 382 Securities for other Company 382 Securities where such conversion (or other exchange) does not increase the beneficial ownership in the Company by any person for purposes of Section 382 (defined below).
“Company 382 Securities” means our common stock and any other interest that would be treated as “stock” of the Company for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, (including pursuant to Treasury Regulation Section 1.382-2T(f)(18)) (“Section 382”).
“Exempted Person” means (i) the Company, (ii) any subsidiary of the Company, (in the case of subclauses (i) and (ii) including, without limitation, in its fiduciary capacity), (iii) any employee benefit plan or compensation arrangement of the Company or of any subsidiary of the Company, (iv) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Company 382 Securities to the extent organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan or for the purpose of funding any such employee benefit plan or compensation arrangement, (v) any person (together with its affiliates and associates) whose status as a Threshold Holder will, in the sole judgment of our board of directors, not jeopardize or endanger the availability to the Company of its NOLs to be used to offset its taxable income in such year or future years (but in the case of any person determined by our board of directors to be an Exempted Person pursuant to this subparagraph (v) only for so long as such person’s status as a Threshold Holder continues not to jeopardize or endanger the availability of such NOLs, as determined by our board of directors in its good faith discretion) or (vi) any person who or which would qualify as a Threshold Holder as a result of an Approved Acquisition and, to the extent approved by our board of directors, any person who or which acquires Company 382 Securities from any such person.
“Grandfathered Person” means any person who or which, together with all affiliates and associates of such person, was as on November 13, 2023, the beneficial owner of 4.99% or more of the Company 382 Securities outstanding on such date, unless and until such time as such person after the date of the Fifth Amended Rights Agreement acquires beneficial ownership of additional shares or other interests in Company 382 Securities representing more than 1% of the Company 382 Securities then outstanding. Any Grandfathered Person who, together with all of its affiliates and associates, subsequently becomes the beneficial owner of less than 4.99% of the Company 382 Securities shall cease to be a Grandfathered Person.
“Person” means any individual, firm, corporation, business trust, joint stock company, partnership, trust association, limited liability company, limited partnership, or other entity, or any group of Persons making a “coordinated acquisition” of stock or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382 3(a)(1)(i), and shall include any successor (by merger or otherwise) of any such entity; provided, however, that a Person shall not mean a “public group” (as defined under Treasury Regulation Section 1.382 2T(f)(13)).
“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built in loss” of the Company or any of its subsidiaries, within the meaning of Section 382 of the Code.
Exercisability.   The Rights will not be exercisable until the Distribution Date.
Transfer. Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred other than in connection with the transfer of the underlying shares of our common stock.
Expiration.   The Rights are not exercisable until the Distribution Date and will expire at the earliest to occur of (i) the close of business on November 13, 2026, (ii) the close of business on November 10, 2024 if stockholder approval of the Fifth Amended Rights Agreement has not been received by or on such date, (iii) the adjournment of the first annual meeting of the stockholders of the Company following November 13, 2023 if stockholder approval of the Fifth Amended Rights Agreement has not been received prior to such time, (iv) the repeal of Section 382 or any successor statute if our board of directors determines that the Fifth Amended Rights Agreement is no longer necessary for the preservation of tax benefits or (v) the beginning of a taxable year of the Company to which our board of directors determines that no tax benefits may be carried forward (the “Final Expiration Date”), subject to (x) the extension of the Fifth Amended Rights Agreement by our board of directors by the amendment of the Fifth Amended Rights Agreement or (y) the redemption or exchange of the Rights by the Company, as described below.
Adjustments.   The Purchase Price payable, and the number of shares of Series F Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series F Preferred Stock, (ii) upon the grant to holders of the Series F Preferred Stock of certain rights or warrants to subscribe for or purchase Series F Preferred Stock at a price, or securities convertible into Series F Preferred Stock with a conversion price, less than the then current market price of the Series F Preferred Stock or (iii) upon the distribution to holders of the Series F Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series F Preferred Stock) or of subscription rights or warrants (other than those referred to above).
The Rights are also subject to adjustment in the event of a stock dividend on our common stock payable in shares of our common stock or subdivisions, consolidations or combinations of our common stock occurring, in any such case, prior to the Distribution Date.
Junior Participating Preferred Stock.   Shares of Series F Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series F Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1 per share and (b) an amount equal to 1,000 times the dividend declared per share of our common stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series F Preferred Stock will be entitled to a minimum preferential liquidation payment of  $1,000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate 1,000 times the payment made per share of our common stock. Each share of Series F Preferred Stock will have 1,000 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of our common stock are converted or exchanged, each share of Series F Preferred Stock will be entitled to receive 1,000 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions.
In the event that the quarterly dividends or certain other dividends or distributions payable on the Series F Preferred Stock are in arrears, until such accrued and unpaid dividends or distributions are paid, the company may not redeem, purchase or declare and pay dividends on our common stock or preferred stock on parity with the Series F Preferred Stock.

Because of the nature of the Series F Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series F Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of our common stock.
Effects of Triggering Events.   In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of our common stock and/or other securities or property having a market value of two times the Purchase Price.
In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the Purchase Price.
At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of our common stock or the occurrence of an event described in the prior paragraph, our board of directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of our common stock, or a fractional share of Series F Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Series F Preferred Stock or our common stock will be issued (other than fractions of Series F Preferred Stock which are integral multiples of one one-thousandth of a share of Series F Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series F Preferred Stock or our common stock on the last trading day prior to the date of exercise.
Redemption.   At any time prior to the time an Acquiring Person becomes such, our board of directors may redeem the Rights in whole, but not in part, at a price of  $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of adoption of the Fifth Amended Rights Agreement (the “Redemption Price”) payable, at the option of the Company, in cash, shares of our common stock or such other form of consideration as our board of directors shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Amendments.   For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Fifth Amended Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Fifth Amended Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.
Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
NOL Protective Amendment to our Certificate of Incorporation
The Fifth Amended Rights Agreement assists in protecting Tax Benefits by acting as a deterrent to any person or group acquiring 4.99% or more of our stock without the approval of our board of directors, but it does not completely restrict transactions that could adversely affect such Tax Benefits. To address this concern, on May 19, 2022 our stockholders approved an amendment to our amended and restated

certificate of incorporation (the “NOL Protective Amendment”). The NOL Protective Amendment seeks to preserve the value of our NOLs by restricting any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if:
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the transferor is a Person who directly or indirectly owns or is deemed to own 4.99% or more of our stock;

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the effect of the transfer would be to increase the direct or indirect ownership of our stock by any Person from less than 4.99% to 4.99% or more of our stock; or

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the effect of the transfer would be to increase the percentage of our stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of our stock.

Transfers included under the transfer restrictions include sales to Persons whose resulting percentage ownership (direct or indirect) of stock would exceed the 4.99% thresholds discussed above, or to Persons whose direct or indirect ownership of stock would by attribution cause another Person to exceed such threshold. For purposes of determining the existence and identity of, and the amount of stock owned by, any shareholder, we are entitled to rely on the existence or absence of filings with the SEC of Schedules 13D and 13G (or any similar filings) as of any date, subject to our actual knowledge of the ownership of stock. A transfer from one member of a “public group” (as defined under Treasury Regulation Section 1.382 2T(f)(13)) to another member of the same public group does not increase the percentage of our stock owned directly or indirectly by the public group, and, therefore, such transfers are not restricted.
The transfer restrictions include the right to require a proposed transferee, as a condition to registration of a transfer of any stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of stock. The transfer restrictions also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of our stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.
Consequences of Prohibited Transfers.   Any direct or indirect transfer attempted in violation of the NOL Protective Amendment would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise.
In addition to the purported transfer being void as of the date of the purported transfer, upon demand by the Company sent within 30 days of the date on which our board of directors determines that such transfer would result in stock purportedly acquired in violation of the transfer restrictions (“excess stock”), the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock within 30 days of such demand. Our agent is required to sell such excess stock in an arm’s length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any dividends or other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock at the time of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to one or more charitable organizations selected by our board of directors. If the excess stock is sold by the purported transferee before receiving the Company’s demand, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent, along with any dividends or other distributions paid with respect to such excess stock (except to the extent we grant written permission to the purported transferee to retain a portion of such sales proceeds not exceeding the amount such purported transferee would have received from our agent had our agent sold such shares).
To the fullest extent permitted by law, any shareholder who knowingly violates the transfer restrictions, and any persons controlling, controlled by or under common control with such shareholder, will be jointly and severally liable for any and all damages suffered by the Company as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the Tax Benefits and any professional fees incurred in connection with addressing such violation.
With respect to any transfer of stock which does not involve a transfer of “securities” of the Company within the meaning of Delaware law but which would cause any 4.99% shareholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 4.99% shareholder shall be required to dispose of any interest that is not a security of the Company, but such 4.99% shareholder and/or any Person whose ownership of securities of the Company is attributed to such 4.99% shareholder shall be deemed to have disposed of (and shall be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 4.99% shareholder, following such disposition, not to be in violation of the transfer restrictions, and such securities shall be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum aggregate amount payable to such 4.99% shareholder, or such other Person that was the direct holder of such excess stock, from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.
Modification and Waiver of Transfer Restrictions.   Our board of directors has the discretion to approve a transfer of stock that would otherwise violate the transfer restrictions.
If our board of directors decides to grant a waiver, it may impose conditions on the acquirer or selling party. In addition, in the event of a change in law, our board of directors will be authorized to modify the applicable allowable percentage ownership interest (currently less than 4.99%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions; provided that our board of directors determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for such purpose, as applicable. Shareholders of the Company will be notified of any such determination through a filing with the SEC or such other method of notice as the secretary of the Company shall deem appropriate.
Our board of directors may establish, modify, amend or rescind bylaws, regulations and procedures of the Company not inconsistent with the provisions of the NOL Protective Amendment for purposes of determining whether any transfer of stock would jeopardize the Company’s ability to preserve and use the Tax Benefits.
Expiration of the NOL Protective Amendment.   The NOL Protective Amendment will expire on the earlier of (i) July 31, 2025, (ii) the repeal of Section 382 or any successor statute if our board of directors determines that the NOL Protective Amendment is no longer necessary for the preservation of the Tax Benefits, and (iii) the beginning of a taxable year of the Company to which our board of directors determines that no Tax Benefits may be carried forward. Our board of directors is also permitted to accelerate the expiration date of the transfer restrictions in the event of a change in law if it determines by adopting a written resolution that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for the preservation of Tax Benefits, as applicable.
Anti-Takeover Effect.   The basis for the transfer restrictions specified above is to preserve certain tax attributes of the Company. Such transfer restrictions could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity, or group to accumulate 4.99% or more of the Company’s common stock and the ability of persons, entities, or groups now owning 4.99% or more of the common stock from acquiring additional common stock, without the approval of our board of directors. Such transfer restrictions could discourage or prohibit a merger, tender offer, proxy context or accumulations of substantial blocks of common stock for which some stockholders might receive a premium above market value. In addition, such transfer restrictions may delay the assumption of control by a holder of a large block of common stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the Company’s stockholders.
Additional Anti-Takeover Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws
In addition to shares of Series F Preferred Stock authorized in connection with our Fifth Amended Rights Agreement and our NOL Protective Amendment to our amended and restated certificate of incorporation, our amended and restated certificate of incorporation and amended and restated by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing our future takeover or change of control unless the takeover or change of control is approved by our board of directors. These provisions may also render the removal of our current board of directors and of management more difficult. These provisions include:
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advance notice requirements for stockholder proposals and nominations;

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the authority of our board of directors to issue, without stockholder approval, certain series of preferred stock with such terms as our board of directors may determine;

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subject to the rights of the holders of any series of preferred stock to remove directors and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of preferred stock), vacancies occurring on our board of directors for any reason may be filled by vote of a majority of the remaining members of our board of directors, although less than a quorum, at any meeting of our board of directors or the stockholders;

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our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors; and

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special meetings of the Company’s stockholders may only be held upon the call of a majority of our board of directors then in office, the chairman of our board of directors or the chief executive officer of the Company, or by the secretary of the Company upon request in writing of the stockholder or stockholders holding of record at least 25% of the voting power of the issued and outstanding shares of stock of the Company entitled to vote at such meeting.

Anti-Takeover Effects of Certain Insurance Laws
The insurance laws and regulations of the jurisdictions in which we or our insurance subsidiaries do business may impede or delay a business combination involving us. State insurance holding company laws and regulations applicable to us generally provide that no person may acquire control of a company, and thus indirect control of its insurance subsidiaries, unless the person has provided required information to, and the acquisition is approved or not disapproved by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the voting power of our capital stock would be presumed to have acquired control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

DESCRIPTION OF DEPOSITARY SHARES
The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares.
The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.
General
We may choose to offer from time to time fractional interests in our debt securities and shares of our common stock or preferred stock. If we do so, we will issue fractional interests in our debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities, a fraction of a share of common stock, a fraction of a share of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.
We will deposit the debt securities, and shares of common stock and preferred stock represented by depositary shares under a deposit agreement between us and a depositary, which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received in respect of the debt securities, common stock or preferred stock, as the case may be, in proportion to the numbers of the depositary shares owned by the applicable holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.
Redemption of Depositary Shares
If we redeem a debt security, common stock or a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 15, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of any taxes.
Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock
Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.
Amendment and Termination of the Deposit Agreement
We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if  (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.
We and the depositary will not be liable under the deposit agreement to you other than for our gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of our respective duties under the agreement. We and the depositary will not be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock, as the case may be, unless a satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock, as the case may be, for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS
The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants.
We may issue warrants to purchase debt or common or preferred equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:
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the title of the warrants;

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the designation, amount and terms of the securities for which the warrants are exercisable;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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the price or prices at which the warrants will be issued;

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the aggregate number of warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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the terms of any mandatory or optional redemption provisions relating to the warrants;

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the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

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if the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be transferable;

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the identity of the warrant agent;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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the maximum or minimum number of warrants which may be exercised at any time; and

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information with respect to book-entry procedures, if any.

Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or common or preferred equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the debt or common or preferred equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue from time to time purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, debt securities, shares of common stock or preferred stock, or other securities that may be sold under this prospectus at a future date or dates, as the case may be. The consideration payable upon settlement of the purchase contracts, as well as the principal amount of debt securities or number of shares of common stock, preferred stock or other securities deliverable upon settlement, may be fixed at the time the purchase contracts are issued or may be determined by a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, in each case, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
The applicable prospectus supplement will describe the terms of any purchase contracts. The description in the applicable prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued.

DESCRIPTION OF UNITS
We may issue from time to time units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any applicable prospectus supplement will describe:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION
We may sell any series of debt securities, common stock, preferred stock, depository shares, warrants, purchase contracts and units being offered directly to one or more purchasers, through agents, to or through underwriters, brokers or dealers, or through a combination of any such methods of sale. In addition, certain selling stockholders may, from time to time, offer and sell shares of our common stock or preferred stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may offer and sell securities from time to time to certain of our pension plans. The applicable prospectus supplement will set forth the terms of the offering, including the names of any selling stockholders, underwriters, dealers or agents, the purchase price of such securities and the proceeds to us and/or the selling stockholders from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.
Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
We may also sell securities upon the exercise of rights that may be distributed to security holders.
Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered securities by dealers.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.
We may authorize underwriters, dealers or other persons acting as agents for them to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
In connection with the offering of securities, we and/or the selling stockholders may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the applicable prospectus supplement. If we and/or the selling stockholders grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.
The securities may be a new issue of securities that have no established trading market other than the common stock, which is listed on the NYSE. Any common stock sold will be listed on the NYSE, upon official notice of issuance. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities, other than the common stock, may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.
We and/or the selling stockholders may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, or our agents, underwriters, dealers and remarketing firms may be entitled to contribution with respect to payments that such parties may be required to make in respect thereof. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
We will identify the specific plan of distribution, including any selling stockholders, underwriters, brokers, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement. In case of any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

VALIDITY OF THE SECURITIES
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities will be passed upon for us by our counsel, Willkie Farr & Gallagher LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the securities being registered.
SEC Registration Fee	(1)
Rating Agency Fees	(2)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing Expenses	(2)
Trustee’s Fees and Expenses	(2)
Miscellaneous	(2)
Total	(2)

(1)
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the Registration Fee.

(2)
An estimate of the aggregate amount of expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
CNO Financial Group, Inc. (“CNO”) is incorporated in the State of Delaware. CNO maintains directors’ and officers’ liability insurance that insures any person who is a director or officer of CNO against any liability incurred by him or her in any such capacity or arising out of his or her status as a director or officer. Additionally, CNO and certain of its subsidiaries have entered into indemnification agreements with CNO’s directors.
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation, in its certificate of incorporation, to eliminate or limit the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director or officer, provided that such a provision shall not eliminate or limit the liability of (a) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a director under Section 174 of the DGCL (relating to unlawful payment of dividends or unlawful stock purchases or redemptions), (d) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (e) an officer in any action by or in the right of the corporation.
Article Nine of CNO’s Amended and Restated Certificate of Incorporation provides that, except to the extent otherwise provided by the DGCL, CNO’s directors shall not be liable to CNO or its stockholders for monetary damages arising from a breach of their fiduciary duty as directors.
Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action or suit brought by or in the right of the corporation, indemnification of any director, officer, employee or agent of the corporation (or person serving at the request of the corporation in such capacity in another enterprise) against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Article Nine of CNO’s Amended and Restated Certificate of Incorporation provides generally that CNO will indemnify any person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of CNO or a wholly owned subsidiary of CNO or, while a director, officer or employee of CNO or a wholly owned subsidiary of CNO, is or was serving at the request of the CNO or a wholly owned subsidiary of CNO as a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan shall be indemnified and held harmless by CNO to the fullest extent authorized by the DGCL.
Under the DGCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation or is or was serving in such capacity at the request of the corporation for another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the Section 145 of the DGCL.
Article V of CNO’s Amended and Restated Bylaws permits CNO to purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of CNO or a wholly owned subsidiary of CNO or was serving at the request of CNO or a wholly owned subsidiary of CNO as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other entity or enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, whether or not CNO would have the power to indemnify such person against such expenses, liability or loss under the DGCL.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, and controlling persons of the companies listed above pursuant to the following provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 16.	Exhibits.
1.1*	Form of Underwriting Agreement for Debt Securities.
1.2*	Form of Underwriting Agreement for Common Stock.
1.3*	Form of Underwriting Agreement for Preferred Stock.
1.4*	Form of Underwriting Agreement for Warrants.
1.5*	Form of Underwriting Agreement for Purchase Contracts.
1.6*	Form of Underwriting Agreement for Units.
4.1	Amended and Restated Certificate of Incorporation of CNO Financial Group, Inc., dated as of July 29, 2022, incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed August 1, 2022.

Item 16.	Exhibits.
4.2	Amended and Restated Bylaws of CNO Financial Group, Inc. dated as of December 13, 2022, incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed December 14, 2022.
4.3	Fifth Amended and Restated Section 382 Rights Agreement, dated as of November 10, 2023, between CNO Financial Group, Inc. and Equiniti Trust Company, LLC, successor to American Stock Transfer & Trust Company, LLC, as rights agent, which includes the Certificate of Designations for the Series F Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K filed November 13, 2023.
4.4	Certificate of Designations of Series F Junior Participating Preferred Stock of CNO Financial Group, Inc., incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed November 13, 2023.
4.5	Form of Specimen Stock Certificate for Common Stock, incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K filed May 12, 2010.
4.6	Indenture, dated as of June 12, 2019, between CNO Financial Group, Inc. and U.S. Bank National Association, as trustee (the “Trustee”), incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K filed June 12, 2019.
4.7*	Form of Debt Securities.
4.8*	Form of Specimen Certificate for Preferred Stock and Form of Certificate of Designations for Preferred Stock.
4.9*	Form of Warrant Agreement.
4.10*	Form of Warrant Certificate.
4.11*	Form of Depositary Agreement.
4.12*	Form of Purchase Contract Agreement.
4.13*	Form of Pledge Agreement for Purchase Contracts.
4.14*	Form of Unit Agreement.
4.15*	Form of Unit Certificate.
5.1	Opinion of Willkie Farr & Gallagher LLP.
23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24.1	Powers of Attorney (included on signature pages of this registration statement).
25.1	Form T-1 Statement of Eligibility in respect of the Indenture.
107	Filing Fee Table.

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(a)
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on May 6, 2024.
CNO Financial Group, Inc.
By: /s/ Gary C. Bhojwani
Name: Gary C. Bhojwani
Title:   Chief Executive Officer
POWER OF ATTORNEY
KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul H. McDonough, Michellen A. Wildin and Matthew J. Zimpfer and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Capacity	Dates
/s/ Gary C. Bhojwani Gary C. Bhojwani	Director and Chief Executive Officer (Principal Executive Officer)	May 6, 2024
/s/ Paul H. McDonough Paul H. McDonough	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 6, 2024
/s/ Michellen A. Wildin Michellen A. Wildin	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 6, 2024
/s/ Archie M. Brown Archie M. Brown	Director	May 6, 2024
/s/ Stephen N. David Stephen N. David	Director	May 6, 2024
/s/ David B. Foss David B. Foss	Director	May 6, 2024

Signature	Capacity	Dates
/s/ Mary R. Nina Henderson Mary R. Nina Henderson	Director	May 6, 2024
/s/ Adrianne B. Lee Adrianne B. Lee	Director	May 6, 2024
/s/ Daniel R. Maurer Daniel R. Maurer	Director	May 6, 2024
/s/ Chetlur S. Ragavan Chetlur S. Ragavan	Director	May 6, 2024
/s/ Steven E. Shebik Steven E. Shebik	Director	May 6, 2024